Fontanella and Babitts
CERTIFIED PUBLIC ACCOUNTANTS                       534 Union Boulevard
                                                   Totowa Boro, New Jersey 07512
                                                   Tel: (973) 595-5300
                                                   Fax: (973) 595-5890



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the use in the Registration Statement and Prospectus on Form SB-2 to be filed with the Securities and Exchange Commission and to the use in the Application for Conversion on Form AC and the H-(e)1-S Savings and Loan Holding Company Application to be filed with the Office of Thrift Supervision of our report dated November 25, 2003, except for Note 18, as to which the date is May 12, 2004, on the consolidated financial statements of Roebling Financial Corp., Inc. and subsidiary, as of September 30, 2003 and 2002, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the two years in the period ended, September 30, 2003. We also consent to the references to us under the heading "Experts" in the Registration Statement and Prospectus on Form SB-2, the Application for Conversion on Form AC and the H-(e)1-S Application.


                                        /s/Fontanella and Babitts


June 9, 2004